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Exhibit 10.3

Execution Copy

MANAGEMENT AGREEMENT

        THIS MANAGEMENT AGREEMENT (this "Agreement"), dated as of August 20, 2002 is made by and between CHS Management IV LP, a Delaware limited partnership ("CHS"), and Otis Spunkmeyer, Inc., a Delaware corporation (the "Company").

        WHEREAS, the Company desires to receive financial and management consulting services from CHS, and thereby obtain the benefit of the experience of CHS in business and financial management generally and its knowledge of the Company and the Company's financial affairs in particular. CHS is willing to provide financial and management consulting services to the Company. Accordingly, the compensation arrangements set forth in this Agreement are designed to compensate CHS for such services;

        NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, CHS and the Company hereby agree as follows:

TERMS

1.
Engagement. The Company hereby engages CHS as a financial and management consultant, and CHS hereby agrees to provide financial and management consulting services to the Company, all on the terms and subject to the conditions set forth below.

2.
Services of CHS. CHS hereby agrees during the term of this engagement to consult with the board of directors (the "Board") and the management of the Company in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board, including but not limited to: (a) business strategy; (b) budgeting of future business investments; (c) acquisition and divestiture strategies; and (d) debt and equity financings.

3.
Compensation.
(a)
Monthly Fee. The Company agrees to pay to CHS as compensation for services to be rendered by CHS hereunder, a monthly fee equal to $83,333.33, payable monthly in arrears on the last day of each month, commencing with the month during which the closing of the Purchase (as defined below) occurs, with the monthly payment for the month in which the Purchase is closed being pro rated for the number of days between the date of such closing and the end of such month.

(b)
Purchase. As compensation for services rendered by CHS to the Company in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of June 27, 2002 by and among Otis Spunkmeyer Holdings, Inc., Otis Spunkmeyer Merger Sub, Inc., Otis Spunkmeyer, Inc. and certain other parties listed on the signature page thereto, and in connection with the financing of such transaction (the "Purchase"), the Company agrees to pay to CHS on the date hereof an amount equal to four percent (4%) of the fair value of the total aggregate equity investment made by CHS and any other party in connection with the Purchase.

(c)
Future Acquisitions. When and as the Company or any of its affiliates consummates the acquisition of any other business, company, product line or enterprise (each, an "Acquisition"), the Company will pay to CHS a fee equal to the greater of (i) one percent (1%) of the Acquisition Price (as defined below) of such Acquisition and (ii) four percent (4%) of the fair value of the total aggregate equity investment made by CHS and any other party in connection with such Acquisition, as compensation for services to be rendered by CHS to the Company in connection with the consummation of such Acquisition. "Acquisition Price" means, with respect to a given Acquisition, the fair value of the total sale proceeds and other consideration received by the target company and its stockholders upon consummation of such Acquisition, including cash, securities, notes, consulting agreements, noncompete agreements, contingent payments, plus the fair value of all liabilities assumed.

4.
Expense Reimbursement. The Company shall promptly reimburse CHS for such reasonable travel expenses and other out-of-pocket fees and expenses as may be incurred by CHS, its partners and employees in connection with the Purchase and future Acquisitions, and in connection with the rendering of services hereunder.

5.
Term. This Agreement shall be in effect for an initial term of five years commencing on the date hereof, and shall be automatically renewed thereafter on a year to year basis unless one party gives 30 days' prior written notice of its desire to terminate this Agreement; provided, however, that this Agreement shall terminate on the first to occur of a Sale of the Corporation or a Qualified Public Offering (each as defined in the Company's Certificate of Incorporation as in effect as of the date hereof). No termination of this Agreement, whether pursuant to this paragraph or otherwise, shall affect the Company's obligations with respect to the fees, costs and expenses incurred by CHS in rendering services hereunder and not reimbursed by the Company as of the effective date of such termination.

6.
Indemnification. The Company agrees to indemnify and hold harmless CHS, its officers and employees against and from any and all loss, liability, suits, claims, costs, damages and expenses (including attorneys' fees) arising from their performance hereunder, except as a result of their gross negligence or intentional wrongdoing.

7.
CHS an Independent Contractor. CHS and the Company agree that CHS shall perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither CHS nor its partners or employees shall be considered employees or agents of the Company as a result of this Agreement nor shall any of them have authority to contract in the name of or bind the Company, except as expressly agreed to in writing by the Company.

8.
Notices. Any notice, report or payment required or permitted to be given or made under this Agreement by one party to the other shall be deemed to have been duly given or made if personally delivered or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as shall be given in writing by one party to the other):

  If to CHS:

    CHS Management IV LP
    10 South Wacker Drive
    Suite 3175
    Chicago, IL 60606
    Facsimile: (312) 876-3854
    Attn: Andrew W. Code

  with a copy to:

    Kirkland & Ellis
    200 East Randolph Drive
    Chicago, IL 60601
    Facsimile: (312) 861-2200
    Attn: Sanford E. Perl

  If to the Company:

    Otis Spunkmeyer, Inc.
    14490 Catalina Street
    San Leandro, California 94577
    Facsimile: (510) 352-5680
    Attn: John S. Schiavo, Chief Executive Officer;

9.
Entire Agreement; Modification. This Agreement (a) contains the complete and entire understanding and agreement of CHS and the Company with respect to the subject matter hereof; (b) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of CHS in connection with the subject matter hereof; and (c) may not be modified except by an instrument in writing executed by CHS and the Company.

10.
Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

11.
Assignment. Neither CHS nor the Company may assign its rights or obligations under this Agreement without the express written consent of the other.

12.
Choice of Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

* * * *

        IN WITNESS WHEREOF, CHS and the Company have caused this Management Agreement to be duly executed and delivered on the date and year first above written.

CHS MANAGEMENT IV LP

By:	Code Hennessy & Simmons LLC
Its:	General Partner

By:	/s/ ANDREW CODE
Name:
Its:

OTIS SPUNKMEYER, INC.

By:	/s/ JOHN SCHIAVO
Name:
Its:

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MANAGEMENT AGREEMENT
TERMS